As filed with the Securities and Exchange Commission on April 19, 2013
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED DEVELOPMENT FUNDING IV

(Exact Name of Registrant as Specified in Its Governing Instruments)

Maryland	The United Development Funding Building Suite 100 1301 Municipal Way Grapevine, Texas 76051 (214) 370-8960 (800) 859-9338	26-2775282
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Hollis M. Greenlaw, Esq.

Chairman and Chief Executive Officer

The United Development Funding Building

Suite 100

1301 Municipal Way

Grapevine, Texas 76051

(214) 370-8960

(800) 859-9338

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Seth K. Weiner, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares of Beneficial Interest, $0.01 par value per share	7,500,000 shares	$20.00	$150,000,000	$20,460	(1)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

Prospectus

Distribution Reinvestment Plan

7,500,000 Shares

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 that qualified as a real estate investment trust (REIT) under federal tax law beginning with the taxable year ended December 31, 2010. We were formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate.

We have established a Distribution Reinvestment Plan (DRP) designed to provide existing holders of our common shares of beneficial interest with a convenient method to designate the cash distributions paid in connection with their shares for reinvestment in additional common shares of beneficial interest through the DRP. Some of the significant features of the DRP are as follows:

•	Our current shareholders may purchase additional shares, if desired, by automatically reinvesting their cash distributions in shares under the DRP.
•	Participants in the DRP generally are required to have the full amount of the cash distributions paid in connection with their shares reinvested in shares through the DRP.
•	The purchase price for shares under the DRP will be $20.00 per share.
•	Eligible participants may participate in the DRP by completing and executing an authorization form. Authorization forms may be obtained at any time by calling United Development Funding IV Investor Services at (214) 370-8960 or (800) 859-9338 or by writing to them at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051. If you are already enrolled in the DRP, no action is required.
•	Participants may terminate participation in the DRP at any time without penalty by delivering written notice to us. A withdrawal from participation in the DRP will be effective with respect to distributions for a distribution period only if written notice of termination is received at least ten days prior to the last day of the distribution period to which such distribution relates.
•	We will offer shares pursuant to the DRP until we sell all 7,500,000 shares in this offering; provided, however, that our board of trustees may amend or terminate the DRP for any reason, other than to revoke a participant’s right to withdraw from the DRP, by providing ten days’ written notice to participants in the plan.
•	Cash distributions are still taxable even though they will be reinvested in shares pursuant to the DRP.
•	There is no public trading market for the shares, and there can be no assurance that a market will develop in the future.
•	You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

The Offering:

	Number of Shares Being Offered	Offering Price Per Share	Maximum Proceeds (Before Expenses)
Common Shares of Beneficial Interest, $0.01 par value per share	7,500,000	$20.00	$150,000,000

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

United Development Funding IV is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is April 19, 2013

Prospectus Summary

United Development Funding IV

We are a Maryland real estate investment trust formed on May 28, 2008 that qualified as a REIT under federal tax law beginning with the taxable year ended December 31, 2010. Our primary investment objectives are:

•	to make, originate or acquire a participation interest in secured loans (first lien priority, junior lien priority and mezzanine loans secured by real estate and/or a pledge of the equity interest in the entity owning the real estate and/or pledges of other collateral including personal guarantees) for the acquisition of land and development of single-family lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15 million;

•	to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes and joint ventures with real estate developers, homebuilders, land bankers and other real estate investors;

•	to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including affiliated programs, for the purchase of finished lots and for the construction of single-family homes;

•	to provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors who acquire real property, subdivide real property into single-family residential lots, acquire finished lots and/or build homes on such lots;

•	to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools;

•	to purchase participations in, or finance for other real estate investors the purchase of, discounted cash flows secured by state, county, municipal or other similar assessments levied on real property;

•	to produce net interest income from the interest paid to us on secured loans, securitized loan pools and discounted cash flows that we originate, purchase or finance or in which we acquire a participation interest;

•	to produce investment income from equity investments that we make or in which we acquire a participation interest;

•	to produce a profitable fee from credit enhancements and other transaction fees;

•	to participate, through a direct or indirect interest in borrowers, in the profits earned by such borrowers through the underlying properties;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.

We were formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. We derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. We also intend to make direct investments in land for development into single-family lots, new and model homes and portfolios of finished lots and homes; provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors (such credit enhancements may take the form of a loan guarantee, the pledge of assets, a letter of credit or an inter-creditor agreement provided by us to a third-party lender for the benefit of a borrower and is intended to enhance the creditworthiness of the borrower, thereby affording the borrower credit at terms it would otherwise be unable to obtain); purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools and discounted cash flows secured by state, county, municipal or other similar assessments levied on real property. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.

Our offices are located at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051. Our telephone number is (214) 370-8960 or (800) 859-9338.

On November 12, 2009, we commenced our initial public offering of our common shares of beneficial interest. Pursuant to our initial public offering, we offered up to 25,000,000 shares in a primary offering and up to 10,000,000 shares pursuant to our distribution reinvestment plan. As of March 25, 2013, we had accepted subscriptions for, and issued, an aggregate of 20,492,286 shares pursuant to our initial public offering, consisting of 19,817,278 shares that have been issued to our shareholders in the primary offering in exchange for gross proceeds of approximately $396.3 million and another 675,008 shares issued to shareholders in accordance with our distribution reinvestment plan in exchange for gross proceeds of approximately $13.5 million.

We will sell our common shares of beneficial interest in our initial public offering until the earlier of May 13, 2013 or the date on which the maximum initial public offering amount has been sold; provided, however, that we will stop offering shares pursuant to the distribution reinvestment plan component of our initial public offering before we begin offering shares under this prospectus.

As of February 28, 2013, we had purchased or entered into 11 participation agreements with related parties (2 of which were repaid in full) with aggregate, maximum loan amounts of approximately $45.8 million (with an unfunded balance of approximately $3.1 million) and 9 related party note agreements (1 of which was repaid in full and 1 of which matured and was not renewed, but was never funded) with aggregate, maximum loan amounts totaling approximately $60.4 million (with an unfunded balance of $13.9 million). Additionally, we had purchased or entered into 64 note agreements with third parties (13 of which were repaid in full) with aggregate, maximum loan amounts of approximately $394.0 million (with an unfunded balance of $55.0 million).

Our Advisor

UMTH General Services, L.P., a Delaware limited partnership (UMTH GS), is our affiliated advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor has engaged UMTH Land Development, L.P., a Delaware limited partnership (UMTH LD), as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee, our advisor and our asset manager oversee, and provide our board of trustees recommendations regarding, our investments and finance transactions, management, policies and guidelines, and review investment transaction structures and terms, investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level. The agreement with UMTH GS is for a one-year term and is reconsidered on an annual basis by our board of trustees.

Our Management

We operate under the direction of our trustees, the members of which are accountable to us and our shareholders as fiduciaries. Currently, we have five trustees, Hollis M. Greenlaw, Phillip K. Marshall, Scot W. O’Brien, J. Heath Malone and Steven J. Finkle. Mr. Marshall, Mr. Malone and Mr. Finkle are each independent of our advisor and its affiliates. Our declaration of trust, which requires that a majority of our trustees be independent of us, our advisor, or any of our or our advisor’s affiliates, provides that our independent trustees must approve each investment proposed by our advisor or any of its affiliates, are responsible for reviewing the performance of our advisor and must approve other matters set forth in our declaration of trust. Our trustees are elected annually by the shareholders. Although we have executive officers who manage our operations, we do not have any paid employees.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We currently are offering up to 7,500,000 shares to our existing shareholders pursuant to the DRP. The purchase price for shares under the DRP will be $20.00 per share. We will offer shares pursuant to the DRP until we sell all 7,500,000 shares in this offering; provided, however, that our board of trustees may amend or terminate the DRP for any reason, other than an amendment to revoke a participant’s right to withdraw from the DRP, by providing ten days’ written notice to participants in the plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.

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Distribution Reinvestment Plan

This prospectus describes the DRP, which is designed to offer our existing shareholders a convenient method for purchasing additional common shares of beneficial interest by reinvesting cash distributions without paying any selling commissions, fees or service charges. Regardless of your participation in our DRP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. Our board of trustees may terminate the DRP in our discretion at any time upon ten days’ written notice to plan participants.

Our Operating Partnership

We may own assets through United Development Funding IV Operating Partnership, L.P. (UDF IV OP), our operating partnership. We may, however, own assets directly, through subsidiaries of UDF IV OP or through other entities. We are the sole general partner of UDF IV OP and UMTH LD is the initial limited partner of UDF IV OP. Utilizing this UPREIT structure, the holders of units in UDF IV OP may have their units redeemed for cash or, at our option, our common shares, deferring any gain from their sale of assets to us until such time as their units are redeemed. At present, we have no plans to acquire any specific properties in exchange for units of UDF IV OP.

Use of Proceeds

The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, originating, purchasing, participating in and holding for investment secured loans, making other investments in real estate, payment of fees and other costs, repayment of debt, and funding for our share redemption program.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the Securities and Exchange Commission (SEC), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2012, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended (Exchange Act). These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

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RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, ” “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

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SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the DRP

The DRP is designed generally to offer our existing shareholders a convenient method of purchasing additional common shares of beneficial interest by reinvesting cash distributions without paying any selling commissions, fees or service charges. We will use the proceeds received from sales of the shares for general corporate purposes, including, but not limited to, originating, purchasing, participating in and holding for investment secured loans, making other investments in real estate, payment of fees and other costs, repayment of debt, and funding for our share redemption program.

How to Enroll in the DRP

You can participate in the DRP if you currently own our common shares of beneficial interest and such shares are registered in your name. If you have shares registered in the name of someone else (for example, with a bank, broker or trustee), to enroll in the DRP, you will need to arrange for that entity to transfer ownership of the shares to you.

Eligible persons may join the DRP at any time by completing and executing an authorization form and returning it to us. Authorization forms may be obtained at any time by calling United Development Funding IV Investor Services at (214) 370-8960 or (800) 859-9338 or by writing to them at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051. Participation in the DRP will commence with the next distribution payable after receipt of your election to participate, provided it is received at least ten days prior to the last day of the month or other period to which the distribution relates. If you are already enrolled in the DRP, no action is required.

You will remain a participant of the DRP until you deliver to us written notice of your desire to terminate your participation (described more fully below under the heading “Terminating Your Participation in the DRP”).

Reinvestment of Your Distributions

If you choose to participate in the DRP, we will receive all cash distributions on the shares registered in your name and will apply such distributions to purchase additional shares for you directly from us. Participants generally are required to have the full amount of their cash distributions with respect to all shares owned by them reinvested pursuant to the DRP. However, we have the sole discretion, upon the request of a DRP participant, to accommodate such participant’s request for less than all of its securities to be subject to participation in the DRP.

The distributions paid on shares acquired through the DRP will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Source and Purchase Price of the Shares

There is no public trading market for our common shares of beneficial interest, and there can be no assurance that a market will develop in the future. The purchase price for shares under the DRP will be $20.00 per share. The initial selling price of $20.00 per share was arbitrarily determined by our board of trustees, and such price bears no relationship to our book or asset value, or to any other established criteria for valuing issued or outstanding shares. The selling price may not be indicative of the price at which the shares may trade if they were listed on an exchange or of the proceeds that a shareholder may receive if we liquidated or dissolved.

When Shares Will Be Purchased

Shares will be purchased for you under the DRP promptly following the payment date for the distribution used to purchase the shares to the extent shares are available for purchase under the DRP. If sufficient shares are not available, any distribution funds that have not been invested in shares within 30 days after receipt and, in any event, by the end of the fiscal quarter in which they are received, will be distributed, along with any interest earned on such funds, to the respective DRP participant. We intend to pay distributions monthly.

Cost of Participating in the Program

You will not incur any brokerage commissions, dealer manager fees, or service charges when purchasing shares under the DRP. All costs of administration of the DRP will be borne by us.

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Tracking Your Investment

Within 90 days after the end of each calendar year, the DRP’s administrator will mail you a statement of account describing your distributions received, the number of shares purchased, and the per share purchase price for such shares pursuant to the DRP during the prior year. Each statement will also advise you that you are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the subscription agreement for your initial purchase of securities becomes inaccurate. Tax information regarding your participation in the DRP will be sent to you at least annually.

In addition, our annual report contains information regarding our history of distribution payments. This annual report is mailed to our shareholders each year.

Book-Entry Evidence for Shares Acquired Under the DRP

All shares that you purchase through the DRP are recorded in your name on our books. No share certificates will be issued because we do not issue share certificates. The number of shares you hold in the DRP will be shown on your regular statement of account.

Selling Shares Acquired Under the DRP

You may sell the shares purchased through the DRP, and your other shares, at any time, subject to any restrictions set forth in our declaration of trust or that we may impose on the sale of shares to protect our status as a REIT. However, there is currently no liquid market for our shares, and we do not expect one to develop. Consequently, there may not be a readily available buyer for your shares.

Your transfer of shares will terminate participation in the DRP with respect to such transferred shares as of the first day of the distribution period in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates to the DRP’s administrator that such transferee meets the requirements for participation in the DRP and affirmatively elects to participate by delivering an executed authorization form or other instrument required by the DRP’s administrator.

Terminating Your Participation in the DRP

You may terminate or modify your participation in the DRP at any time upon written notice to the DRP’s administrator. To be effective for any distribution period, such notice must be received by the DRP’s administrator at least ten days prior to the last day of the distribution period to which such distribution relates.

Our DRP’s administrator may terminate your individual participation in the DRP at any time by ten days’ prior written notice to you.

After termination of your participation in the DRP, the DRP’s administrator will send you a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRP will be sent directly to you.

Tax Consequences of Your Participation in the DRP

The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is applied as a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any excess is treated as gain from the sale of shares.

If you participate in the DRP, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. One noteworthy tax effect is that REIT distributions generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate shareholders; subject to narrow exceptions, REIT distributions, including deemed dividends under the DRP, will be subject to tax at ordinary income rates. In addition, as long as we remain qualified as a REIT, corporate shareholders will not be eligible for the dividends received deduction for any DRP distributions. The shares received by you pursuant to the DRP will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

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Tax-exempt shareholders, including IRAs, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under the DRP. However, if a tax-exempt shareholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

The above discussion regarding the tax consequences of participating in the DRP is intended only as a general discussion of the current federal income tax consequences of participating in the DRP. Since each eligible participant’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the DRP.

Amendment or Termination of the DRP

We reserve the right to amend any aspect of the DRP at our sole discretion and without the consent of shareholders, provided that notice of any amendment is mailed to participants at least ten days prior to the effective date of that amendment and provided that we may not amend the DRP to terminate a participant’s right to withdraw from the DRP. We also reserve the right to terminate the DRP for any reason at any time by ten days prior written notice of termination to all participants.

After termination of the DRP, the DRP’s administrator will send you a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the termination of the DRP will be sent directly to you.

Voting Rights of Shares Acquired Under the DRP

Shares in your DRP account will be voted as you direct. As a shareholder, you will receive proxy information in connection with any annual or special meeting of shareholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRP account. You may also vote your shares, including those credited to your DRP account, in person at any annual or special meeting of shareholders.

Our Liability Under the DRP

Neither our company nor the DRP’s administrator has any responsibility or liability as to the value of the shares or any change in the value of the shares acquired for each participant’s account, and neither the company nor the DRP’s administrator will be liable for any act done in good faith, or for any good faith omission to act. In addition, our declaration of trust provides that we will generally indemnify and hold harmless a trustee, an officer, or our advisor or any affiliate of our advisor acting as our agent and their respective officers, directors, trustees, managers and employees against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our shareholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our shareholders and us against the officers and trustees.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our trustees, our officers, our advisor or affiliates of our advisor will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.

YOU SHOULD RECOGNIZE THAT YOU MAY NOT PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DRP.

Governing Law

The DRP and the DRP’s participants’ election to participate in the DRP will be governed by the laws of the State of Maryland.

Contact for Documents Regarding the DRP

All requests for forms regarding the DRP and documents incorporated by reference into this prospectus should be sent to:

United Development Funding IV Investor Services

1301 Municipal Way, Suite 100

Grapevine, Texas 76051

(214) 370-8960 or (800) 859-9338

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USE OF PROCEEDS

The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, originating, purchasing, participating in and holding for investment secured loans, making other investments in real estate, payment of fees and other costs, repayment of debt, and funding for our share redemption program. We cannot predict with any certainty how much DRP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with the registration and offering of the DRP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $135,460 (or less than 1% of the maximum DRP proceeds).

PLAN OF DISTRIBUTION

We are offering a maximum of 7,500,000 common shares of beneficial interest through the DRP. The purchase price for shares under the DRP will be $20.00 per share. We have no basis for estimating the number of shares that will be sold.

We will not engage any person to participate in or facilitate the distribution of shares under the DRP, and we will not pay any selling commissions, dealer manager fees or any other remuneration in connection with the sale of shares pursuant to the DRP.

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LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common shares of beneficial interest offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from United Development Funding IV’s Annual Report on Form 10-K have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the DRP is terminated comprise the incorporated documents:

(a)	The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-152760) filed with the SEC on August 5, 2008, as amended;

(b)	Our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on April 1, 2013; and

(c)	Our Current Reports on Form 8-K filed with the SEC on March 7, 2013, March 14, 2013 and March 27, 2013.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person and at no cost, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to United Development Funding IV Investor Services at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, telephone (214) 370-8960 or (800) 859-9338.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements and other documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, shareholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quartrs of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement on Form S-3 filed with the SEC, as amended, and exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

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United Development Funding IV

Prospectus

Distribution Reinvestment Plan

7,500,000 Common Shares of Beneficial Interest

ALPHABETICAL INDEX	PAGE

Cautionary Note Regarding Forward-Looking Statements	4
Experts	10
Incorporation of Certain Information by Reference	10
Legal Matters	10
Plan of Distribution	9
Prospectus Summary	1
Risk Factors	4
Summary of Our Distribution Reinvestment Plan	5
Use of Proceeds	9
Where You Can Find Additional Information	11

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

April 19, 2013

EXHIBIT A
UNITED DEVELOPMENT FUNDING IV

DISTRIBUTION REINVESTMENT PLAN

United Development Funding IV, a Maryland real estate investment trust (the “Trust”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Trust or an unaffiliated third party (the “Administrator”), as agent for shareholders who elect to participate in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.    Any purchaser of common shares of beneficial interest of the Trust, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any shareholder who has not previously elected to participate in the Plan, and subject to Section 9(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Trust or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan may designate the amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan.

2. Distribution Reinvestment Plan.    The Administrator will receive the designated amount of cash distributions (other than Excluded Distributions) paid by the Trust or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Section 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to the designated amount of Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the board of trustees of the Trust or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.    The Administrator will apply all Distributions subject to this Plan, as follows:

(a) The Administrator will invest Distributions in Shares at a price of $20.00 per Share until the earliest to occur of: (1) the issuance of all Shares reserved for issuance pursuant to the Plan; (2) the termination of the Trust’s initial public offering of the Shares reserved for issuance under the Plan (the “Initial Offering”), and any subsequent offering of Plan Shares pursuant to an effective registration statement (a “Future Registration”); or (3) the determination by the board of trustees of the Trust that the number of Shares traded in a secondary market is more than a de minimis amount.

(b) If Shares reserved for issuance pursuant to the Plan remain available for issuance, Shares are being offered to the public pursuant to the Initial Offering or a Future Registration, and the board of trustees of the Trust determines that Shares are being traded in a secondary market and the amount of such Shares traded is more than a de minimis amount, the Administrator will invest Distributions in Shares at a price equal to the most recent per share price at which Shares were traded in the secondary market prior to the close of business on the last business day prior to the date of the Distribution, as determined by the board of trustees of the trust.

(c) No selling commissions or dealer manager fees shall be paid with respect to shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Trust and will become property of the Trust.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Trust or its transfer agent.

(g) In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants.

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4. Absence of Liability.    Neither the Trust nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Trust nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

5. Suitability.

(a) Each Participant shall notify the Administrator in the event that, at any time during the Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares.

(b) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.    Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Trust or the Administrator at least annually.

7. No Drawing.    No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Trust or the Administrator except as expressly provided herein.

8. Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

9. Reinvestment in Subsequent Programs.

(a) After the termination of the Initial Offering, the Trust may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Trust or an Affiliated Program (a “Subsequent Program”). If the Trust makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has substantially identical investment objectives as the Trust.

(b) The Trust may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Trust makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

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(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan; and

(vi) the Affiliated Program has substantially identical investment objectives as the Trust.

10. Termination.

(a) A Participant may terminate or modify participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which such Distribution relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

11. Amendment or Termination by Trust.

(a) The terms and conditions of this Plan may be amended by the Trust at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant; provided however, that the Plan may not be amended to remove the Participants’ rights to terminate their participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan, and the Trust may terminate the Plan itself, at any time by ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

12. State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

13. Participation by Limited Partners of United Development Funding IV Operating Partnership, L.P.    For purposes of this Plan, “shareholders” shall be deemed to include limited partners of United Development Funding IV Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

14. Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, The United Development Funding Building, Suite 100, 1301 Municipal Way, Grapevine, Texas 76051, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

15. Governing Law.    THIS PLAN AND THE PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid in connection with the sale of common shares of beneficial interest being registered by the Registrant, all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 7,500,000 shares except the registration fee.

SEC Registration Fee	$20,460
Printing and Postage Expenses	50,000
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	15,000
Blue Sky Fees and Expenses	25,000
Total expenses	$135,460

Item 15. Indemnification of Directors and Officers

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision that eliminates trustees’ and officers’ liability to the extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The Maryland General Corporation Law (MGCL) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the entity or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of trustees and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our declaration of trust requires us to indemnify and advance expenses to our trustees, officers and advisor and our advisor’s affiliates and permits us to indemnify and advance expenses to our employees and agents to the extent permitted by Maryland law.

However, under our declaration of trust, we may not indemnify our trustees or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our trustees or our advisor and its affiliates for any loss or liability suffered by us, unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the party seeking indemnification was acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct in the case of non-independent trustees, our advisor or our advisor’s affiliates or (B) gross negligence or willful misconduct in the case of independent trustees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from shareholders. Notwithstanding the foregoing, our trustees, our advisor and its affiliates and any persons acting as a broker-dealer may not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

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Our declaration of trust further provides that the advancement of funds to our trustees and our advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the party seeking the advance provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) the party seeking the advance undertakes to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such person is found not to be entitled to indemnification.

We purchased and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 16. Exhibits

The list of exhibits filed as part of this registration statement on Form S-3 is submitted in the Exhibit Index following the signature page.

Item 17. Undertakings

(a)             The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)             The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)             The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(d)             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)             The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, this 19th day of April, 2013.

UNITED DEVELOPMENT FUNDING IV

By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Hollis M. Greenlaw and Cara D. Obert, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Hollis M. Greenlaw	Chief Executive Officer and Chairman of the Board of Trustees	April 19, 2013
Hollis M. Greenlaw	(Principal Executive Officer)

/s/ Cara D. Obert	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 19, 2013
Cara D. Obert

/s/ David A. Hanson	Chief Operating Officer and Chief Accounting Officer	April 19, 2013
David A. Hanson	(Principal Accounting Officer)

/s/ Scot W. O’Brien	Trustee	April 19, 2013
Scot W. O’Brien

/s/ Phillip K. Marshall	Trustee	April 19, 2013
Phillip K. Marshall

/s/ J. Heath Malone	Trustee	April 19, 2013
J. Heath Malone

/s/ Steven J. Finkle	Trustee	April 19, 2013
Steven J. Finkle

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Articles of Amendment and Restatement of United Development Funding IV (previously filed in and incorporated by reference to Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-11, Commission File No. 333-152760, filed on December 16, 2008)

4.2	Bylaws of United Development Funding IV (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-152760, filed on August 5, 2008)

4.3	Agreement of Limited Partnership of United Development Funding IV Operating Partnership, L.P. (previously filed in and incorporated by reference to Exhibit 10.2 to Form 10-Q filed on December 22, 2009)

4.4*	Distribution Reinvestment Plan (included as Exhibit A to the prospectus)

5.1*	Opinion of Venable LLP as to legality of securities

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

23.2*	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of the registration statement)

 * Filed herewith.